CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 13 to Registration Statement No. 002-96605 on Form S-6 of our report dated April 30, 2014, relating to the financial statements of Independence Variable Life Separate Account as of December 31, 2013 and 2012 and for the two years ended December 31, 2013, appearing in the prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
April 30, 2014

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 13 to Registration Statement No. 002-96605 of Independence Variable Life Separate Account on Form S-6 of our report dated April 29, 2014 related to the statutory-basis financial statements of Independence Life and Annuity Company (the “Company”)  as of December 31, 2013 and 2012 and for the three years ended December 31, 2013 (which report expresses an unmodified opinion in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Delaware and includes an emphasis-of-matter paragraph relating to the Company’s adoption of Statement of Statutory Accounting Principle (“SSAP”) No. 101 Income Taxes, A Replacement of SSAP No. 10R and SSAP No. 10 in 2012 and an other matter paragraph relating to significant balances and transactions with affiliates), appearing in the prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
April 29, 2014